UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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HC2 Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

HC2 Holdings Completes Sale of Global Marine Group

- Reduces Overall HC2 Company Debt –

- Net Proceeds Targeted for Additional Debt Reduction at HC2 Corporate Level -

New York, New York – March 2, 2020 – HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today that a subsidiary of Global Marine Holdings, LLC, in which HC2 holds an approximate 73% equity interest, has completed the sale of 100% of Global Marine Group (“GMG”) to an investment affiliate of J.F. Lehman & Company, LLC. The sale of GMG excludes the previously announced sale of GMG’s 49% joint venture with Huawei Marine Networks Co., Limited (“HMN”).

After repayment of pension and debt obligations at GMG, along with other customary closing adjustments and transaction fees, HC2 received net proceeds of $99 million from the sale. The net proceeds will be used to repay HC2’s $15 million secured revolving line of credit and redeem approximately $77 million of HC2’s 11.5% Senior Secured Notes (the “11.5% Notes”) due 2021 at a redemption price of 104.5% of the principal amount, in addition to the elimination of the pension liability and the $66 million of GMG vessel indebtedness from the consolidated balance sheet.

The previously announced sale process of GMG’s 49% joint venture with HMN remains ongoing and is still expected to close by the end of the first quarter of 2020. Upon closing of the joint venture sale and subject to customary purchase price adjustments, approximately $85 million of proceeds, net of transaction fees and taxes, will be paid (of which HC2 will be entitled to approximately 73%), in exchange for the 30% interest, with the remaining 19% interest held by an indirect subsidiary of HC2 subject to a two-year put option. Proceeds received from the closing of the joint venture sale will be used to redeem additional “11.5% Notes” at a redemption price of 104.5% of the principal amount.

“We are pleased to close the sale of GMG, which allows us to reduce our overall company debt and begins the process of significantly de-levering our balance sheet at the corporate level,” said Philip Falcone, Chairman, President and Chief Executive Officer of HC2. “Over the next few months, we will be able to redeem a sizable portion of the 11.5% Notes at the HC2 corporate level, which will serve to strengthen our capital structure. Looking ahead, we remain intently focused on continuing to execute on our debt reduction strategy, which includes furthering our advanced discussions to divest Continental Insurance and exploring our strategic options for DBM Global Inc. At the same time, we are working diligently to further reduce our corporate overhead and focusing on the longer-term growth opportunities at our Broadcasting and Energy businesses and unlocking value at our Life Sciences segment.”

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding our expectations regarding building shareholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2's remaining corporate debt, any statements regarding HC2’s expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2’s leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2’s Broadcasting and Energy businesses and unlocking value at HC2’s Life Sciences segment. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2’s subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. There can be no assurance that the HMN transaction will be completed as proposed or at all. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

HC2 plans to file a proxy statement (the “2020 Proxy Statement”) with the SEC in connection with the solicitation of proxies for the annual meeting of HC2’s stockholders (the “Annual Meeting”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HC2 FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by HC2 with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at HC2’s website (http://ir.hc2.com) or by contacting Okapi Partners LLC by phone at (877) 274-8654, by email at info@okapipartners.com or by mail at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036.

Participants in the Solicitation

HC2, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Annual Meeting. Additional information regarding the identity of these potential participants, none of whom (other than Philip A. Falcone, HC2’s Chairman, President and Chief Executive Officer) owns in excess of one percent (1%) of HC2’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in HC2’s definitive proxy statement for its 2019 annual meeting of stockholders (the “2019 Proxy Statement”), filed with the SEC on April 29, 2019. To the extent holdings of HC2’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2019 Proxy Statement, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

Contact:
Investor Relations
Garrett Edson
ir@hc2.com
(212) 235-2691